Exhibit 99.1
NEWS RELEASE
For Immediate Release
Contact: Beth Coronelli 262-636-8434 e.p.coronelli@na.modine.com

Modine Manufacturing Company Announces Dividend
Racine, WI, July 18, 2007–Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, announced today that its Board of Directors declared a quarterly dividend of $0.175 per share on outstanding common stock, payable September 7, 2007 to all shareholders of record August 23, 2007.

About Modine
Modine, with fiscal 2007 revenues of $1.8 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. The company employs approximately 7,800 people at 34 facilities worldwide.  For more information about Modine, visit www.modine.com.

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